UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2010 (April 30, 2010)

ACCELERIZE NEW MEDIA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52635	20-3858769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12121 WILSHIRE BLVD., SUITE 322 LOS ANGELES, CALIFORNIA 90025
(Address of principal executive offices)                   (Zip Code)

(310) 903 4001
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On April 30, 2010 in connection with a private placement to a total of 21 accredited investors, as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, (the "Securities Act"), Accelerize New Media, Inc. (the “Company”)  issued a total of 7,455 units at a price of  $100 each. Each unit consists of 250 shares of the Company's Common Stock and a 3-year Warrant to purchase up to an additional 250 shares of Common Stock at an exercise price of $0.65 per share. The Warrants expire 3 years after the date of issuance.

The Company raised an aggregate gross amount of $745,500. The Company paid an aggregate amount of $72,155 in placement agent fees and issued 105,125 shares of common stock and warrants to purchase up to an additional 45,625 shares of common stock at an exercise price of $0.65 per share, to the placement agents, pursuant to the terms of the private placement agreements.

The above issuance was deemed to be exempt under Regulation D, Regulation S, and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted in accordance with the requirements of the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction where such offering would be unlawful.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

4.1	Form of Subscription Agreement and Investor Questionnaire.

4.2	Form of Warrant.

10.1	Placement Agent Agreement by and between the Company and Network 1 Financial Securities, Inc., dated August 14, 2009, as amended on September 9, 2009.

10.2	Placement Agent Agreement by and between the Company and Skybanc, Inc., dated November 9, 2009.

10.3	Placement Agent Agreement by and between the Company and Security Research Associates, Inc., dated November 23, 2009.

10.4	Placement Agent Agreement by and between the Company and Financial Life Planning LLC, dated December 18, 2009, as amended on February 18, 2010.

10.5	Placement Agent Agreement by and between the Company and Sandgrain Securities Inc., dated March 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2009	ACCELERIZE NEW MEDIA, INC. By: /s/ Brian Ross Brian Ross President and Chief Executive Officer